Exhibit 10.32

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED

FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

CO-DEVELOPMENT AND LICENSE AGREEMENT

Between

ZHEJIANG HISUN PHARMACEUTICAL CO., LTD.

and

AMBRX, INC.

Dated as of April 10, 2014

CO-DEVELOPMENT AND LICENSE AGREEMENT

This CO-DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”), effective as of April 10, 2014 (the “Effective Date”), is between Ambrx, Inc., a Delaware Corporation having its principal business address at 10975 North Torrey Pine Road, La Jolla, California 92037, USA for and on behalf of itself and its Affiliates (together with its Affiliates, “AMBRX”), and Zhejiang HISUN Pharmaceutical Co., Ltd., a company duly organized and existing under the laws of the People’s Republic of China and having its principal business address at 46 Waisha Road, Jiaojiang District, Taizhou City, Zhejiang Province, 318000, P.R. China, for and on behalf of itself and its Affiliates (together with its Affiliates, “HISUN”). AMBRX and HISUN may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, AMBRX owns and/or controls AMBRX Background Technology (as hereinafter defined) and has rights to Licensed Intellectual Property Rights (as hereinafter defined) with respect to certain Collaboration [***] Bi-Specifics (as hereinafter defined);

WHEREAS, HISUN is a pharmaceutical company engaged in research, development, and commercialization of pharmaceutical products, including human therapeutic products in the Territory (as hereinafter defined);

WHEREAS, AMBRX and HISUN desire to collaborate in the research and development of Collaboration [***] Bi-Specifics for at least an initial three year term;

WHEREAS, HISUN desires to obtain an exclusive license under the Licensed Intellectual Property Rights in the Territory upon the terms and conditions set forth herein, and AMBRX desires to grant such a license, in order for HISUN to develop, make, use, sell, and offer for sale the Licensed Products (as hereinafter defined) for the prevention or treatment of human diseases and human conditions in the Territory including diagnosis; and

WHEREAS, HISUN desires to obtain assistance from AMBRX and AMBRX desires to offer such assistance to HISUN to develop the Collaboration Programs for the Licensed Products in the Territory in compliance with world-class standards;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have those meanings set forth in this Article 1 unless the context dictates otherwise.

1.1

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of fifty percent (50%) or more of the voting securities of such Person by voting agreement, by contract or otherwise.

1.2

“AMBRX Background Technology” shall mean AMBRX Know-How and AMBRX Patent Rights, including inventions, discoveries, improvements, processes, methods, protocols, formulas, compositions, data, inventions, know-how and/or trade secrets, patentable or otherwise, which are owned and/or Controlled by AMBRX or any of its Affiliates as of the Effective Date or during the Term of this Agreement.

1.3	“AMBRX Existing Patent Rights” shall mean all Patent Rights owned or Controlled by or licensed to AMBRX as of the Effective Date which are related to Collaboration [***] as shown in Exhibit 1.

1.4

“AMBRX Improvements” shall mean all Patent Rights and Know-How first (i) conceived, (ii) developed, (iii) reduced to practice or (iv) shown to have utility by one or more employees or Third Parties working on behalf of or by commission of AMBRX, in connection with the development of Licensed Products or in the course of engaging in the Collaboration Programs (for the avoidance of doubt, excluding any Replaced Collaboration Programs) during the Term of this Agreement without involvement of any employee(s) or any consultant of HISUN.

1.5

“AMBRX Know-How” shall mean all Confidential Information & Materials, technical knowledge, materials, nucleic acid constructs or vectors, cells or cell lines, software, trade secrets, Know How, process technology and other knowledge, information, or technology in possession of AMBRX and its Affiliates, as of the Effective Date and during the Royalty Term of any Licensed Product or Products, concerning subject matter relating to Licensed Products, or which otherwise are useful for the development, manufacture, use or sale of Licensed Products.

1.6

“AMBRX Patent Rights” shall mean any Patent Rights Controlled or owned by AMBRX as of the Effective Date or during the Term of this Agreement. For clarity, AMBRX Patent Rights excludes AMBRX Existing Patent Rights, but includes Patent Rights with respect to AMBRX Improvements and AMBRX’s interest in the

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Joint Improvements.

1.7

“AMBRX (Replaced Collaboration Program) Improvements” shall mean all Patent Rights and Know-How first (i) conceived, (ii) developed, (iii) reduced to practice or (iv) shown to have utility by one or more employees or Third Parties working on behalf of or by commission of AMBRX, in the course of engaging in the Replaced Collaboration Programs during the Term of this Agreement without involvement of any employee(s) or any consultant of HISUN.

1.8	“AMBRX Third Party License” has the meaning given in Section 3.2.

1.9

“[***] Bi-Specific” means a bi-specific [***] engager comprising two molecules conjugated together, (i) an [***] molecule which contains [***], said [***] molecule can be [***], and (ii) a tumor cell targeting molecule with specific affinity for a Target, said tumor cell targeting molecule can be a small molecule[***] or whole monoclonal antibody; wherein the [***] and tumor cell targeting molecules are conjugated together through a [***] on the [***] molecule.

1.10

“[***] Bi-Specific API” shall mean a Collaboration [***] Bi-Specific which complies with the regulatory requirements of the CFDA (and other relevant Regulatory Authorities) in the Territory, the FDA in the United States and other such appropriate Regulatory Authority (in the Territory and otherwise) and is suitable as an active pharmaceutical ingredient for pharmaceutical or biological preparation.

1.11

“[***] Bi-Specific Candidate(s)” shall mean an [***] Bi-Specific controlled and provided by AMBRX to HISUN for further evaluation under a Collaboration Program (which, for the avoidance of doubt, does not include any Replaced Collaboration Program) to determine suitability for continued development for regulatory approval and commercialization.

1.12

“[***] Bi-Specific Product” shall mean any pharmaceutical or biological preparation in final form containing [***] Bi-Specific API which has been developed pursuant to a Collaboration Program (which, for the avoidance of doubt, does not include any Replaced Collaboration Program). For clarity, different formulations or dosage strengths of a given [***] Bi-Specific API shall be considered the same [***] Bi-Specific Product for the purposes of this Agreement.

1.13	[***]

1.14

“Applicable Laws” shall mean the applicable laws of any jurisdiction which are applicable to any of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates in carrying out the activities hereunder is subject by law or by agreement, and shall include all statutes, enactments, acts of legislature, laws, judicial interpretations or

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precedents, ordinances, rules, regulations, notifications, guidelines, policies, directions, directives and orders of any statutory authority, tribunal, board, or court or any central or state government or local authority or other governmental entity in such jurisdictions.

1.15	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.16	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.17	“CFDA” shall mean China Food and Drug Administration of the People’s Republic of China, or any successor thereto.

1.18

“cGMP” or “Current Good Manufacturing Practice” shall mean the applicable then-current standards for manufacturing of pharmaceuticals or biologicals, as set forth in the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C §§ 301, as amended from time to time, together with any similar standards of good manufacturing practice as required by CFDA and other relevant Regulatory Authorities.

1.19	“China GAAP” shall mean Generally Accepted Accounting Principles for the People’s Republic of China.

1.20	“Clinical Data” means Phase I Clinical Data, Phase II Clinical Data, Phase III Clinical Data and/or Phase IV Clinical Data.

1.21	“Clinical Trials” means Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials and/or Phase IV Clinical Trials.

1.22

“Collaboration [***] Bi-Specific” means an [***] Bi-Specific which is the subject of a Collaboration Program. For the avoidance of doubt, if a Collaboration Program is replaced in accordance with Section 2.3.1, any [***] Bi-Specific which is the subject of such a Collaboration Program will cease to be a Collaboration [***] Bi-Specific.

1.23

“Collaboration Programs” means the two Initial Collaboration Programs, as may be replaced from time to time during the Research Term by Replacement Collaboration Programs in accordance with Section 2.3.1, and shall in each case involve preclinical, clinical and development activities directed by the Joint Steering Committee and undertaken by the Parties to develop [***] Bi-Specific APIs and/or [***] Bi-Specific Products from the relevant [***] Bi-Specific Candidate(s). For the avoidance of doubt, when a Collaboration Program is replaced in accordance with Section 2.3, such Replaced Collaboration Program shall no longer be considered a Collaboration Program.

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1.24

“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, discovery, development or commercialization of any Licensed Product (or Collaboration [***] Bi-Specifics, [***] Bi-Specific Candidate, [***] Bi-Specific API or [***] Bi-Specific Products, as applicable) by either Party, such efforts shall be substantially equivalent to those efforts and resources commonly used by such Party for a product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability and commercial potential of the product to the applicable Party (including the amounts payable to licensors of patent or other intellectual property rights), alternative products and other relevant factors.

1.25

“Confidential Information & Materials” shall mean any and all proprietary and/or confidential information, materials, and data, including all scientific, pre-clinical, clinical, regulatory, process, formulation, manufacturing, marketing, financial and commercial information or data, compounds, nucleic acid constructs or vectors, cells, cell lines, whether communicated in writing or orally or by any other method, which are provided by one Party to the other Party prior to or during the Term of this Agreement.

1.26

“Control”, “Controls” or “Controlled by” shall mean with respect to any Patent Rights, Know-How, Confidential Information & Materials, or other intellectual property assets or other items or rights, as applicable, the possession of (whether by ownership or license or other right, other than pursuant to a license under this Agreement), or the ability of a Party to grant access to, or a license or sublicense of, such item or right as provided for herein without incurring any additional financial obligations and without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.27

“Covered By” shall mean, with respect to Patent Rights: materials, products, processes and services developed, manufactured, used, sold or provided by HISUN, which but for the License, would infringe a Valid Claim of such Patent Rights in the Territory in which such materials, products, processes or services are developed, used, manufactured, sold or provided by HISUN, respectively.

1.28	“Development and Commercialization Term” has the meaning given in Section 5.2.3.

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1.29	“Effective Date” shall mean the date first set forth above.

1.30	“Fab” shall mean the fragment of an antibody that consists of a heavy and light chain variable domain and first constant domain of the heavy and light chain of antibody.

1.31	“FDA” shall mean the United States Food and Drug Administration, or any successor thereto.

1.32

“Field” shall mean the field of [***] Bi-Specifics including all human indications and uses, such as diagnosis, prevention, and treatment of human diseases and human conditions, but specifically excluding all non-human indications and uses.

1.33

“First Commercial Sale” shall mean, with respect to a Licensed Product, the first sale to the general public of such Licensed Product in the Territory after all required marketing and pricing approvals have been granted, or otherwise permitted, by the governing health authority of the Territory such as CFDA. “First Commercial Sale” shall not include the provision of any Licensed Product for use in Clinical Trials or for compassionate use prior to the receipt of necessary Marketing Authorization.

1.34	“Full Time Equivalent” or “FTE” shall mean a dedicated full-time employee or full-time contractor of AMBRX.

1.35	“Generic Competition” shall mean the sale of products containing a Collaboration [***] Bi-Specific in the Territory by a Third Party.

1.36

“HISUN Improvements” shall mean all Patent Rights and Know-How first (i) conceived, (ii) developed, (iii) reduced to practice, and (iv) shown to have utility by one or more employees or Third Parties working on behalf of HISUN, in connection with the development of Licensed Products or in the course of engaging in a Collaboration Program (for the avoidance of doubt, excluding any Replaced Collaboration Programs) without any involvement with employee(s) of AMBRX.

1.37

“HISUN Manufacturing Facility” shall mean a manufacturing facility to be built or acquired and operated by HISUN or on behalf of HISUN, which 1) meets the regulatory requirement under CFDA for Marketing Authorization of the Licensed Products in the PRC, and 2) meets the cGMP requirements under United States FDA to manufacture [***] Bi-Specific APIs or [***] Bi-Specific Products and passes inspection from the FDA.

1.38

“HISUN (Replaced Collaboration Program) Improvements” shall mean all Patent Rights and Know-How first (i) conceived, (ii) developed, (iii) reduced to practice and (iv) shown to have utility by one or more employees or Third Parties working on behalf of HISUN, in the course of engaging in a Replaced

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Collaboration Program without any involvement with employee(s) of AMBRX.

1.39

“Initial Collaboration Programs” means the two initial collaboration programs between the Parties in relation to [***] Bi-Specifics during the initial three year Research Term, which will have the following Targets: (a) [***]; and (b) [***], to be selected by the Joint Steering Committee and agreed to by both Parties in writing.

1.40

“Joint Development Technology” or “Joint Improvements” shall mean all Inventions and Know-How first (i) conceived, (ii) developed, (iii) reduced to practice or (iv) shown to have utility by, on one hand, one or more employees or Third Parties working on behalf of HISUN, on the one hand, with one or more employees or Third Parties working on behalf of AMBRX, on the other hand, in connection with the development of Licensed Products or in the course of engaging in the Collaboration Programs (including any Replaced Collaboration Programs), as well as any and all Patents covering the same.

1.41	“Joint Steering Committee” shall mean the entity organized and acting pursuant to Article 4.

1.42

“Know-How” shall mean unpatented technical and other information or materials which are not in the public domain including information comprising or relating to discoveries, inventions, data, designs, formulae, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development of the Collaboration Programs), nucleic acid constructs or vectors, cells or cell lines (including cells or cell lines producing [***] Bi-Specifics), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know-How includes rights protecting Know-How. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public.

1.43	“License” shall mean all of the rights granted by AMBRX to HISUN by this Agreement with respect to the Licensed Intellectual Property Rights pursuant to Sections 3.1.1 and 3.1.2.

1.44	“Licensed Intellectual Property Rights” shall mean (a) AMBRX Know-How; and (b) AMBRX Existing Patent Rights.

1.45	“Licensed Products” shall mean any [***] Bi-Specific Product, that meets any of

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the following criteria: (i) the development, use, manufacture or sale of any such [***] Bi-Specific Product is or will be Covered By a Valid Claim of any AMBRX Existing Patent Rights and/or AMBRX Patent Rights; or (ii) such product (a) is not described in clause (i) above and (b) is developed, used, manufactured, sold or provided using or incorporating AMBRX Know-How. For the avoidance of doubt, Licensed Products include Collaboration [***] Bi-Specifics and [***] Bi-Specific Candidates.

1.46

“Marketing Authorization” shall mean all approvals from CFDA (or any other relevant Regulatory Authorities within the Territory) necessary to market and sell a Licensed Product in the Territory or a Regulatory Authority in a corresponding jurisdiction outside the Territory.

1.47

“Net Sales” shall mean (I) with respect to sales by AMBRX or royalties collected by AMBRX from any Third Party, the revenue AMBRX received from the commercialization of a Collaboration [***] Bi-Specific Product outside the Territory or royalties AMBRX received from the Third Party in relation to Collaboration [***] Bi-Specific Products outside the Territory, excluding FTE expenses (which in any case shall not exceed [***] of the corresponding revenue received by AMBRX from the commercialization of a Collaboration [***] Bi-Specific Product), out-of-pocket expenses incurred by any third party for its services rendered after the Effective Date, and deductions as defined in 1.47(II)(a)-(i); and

(II) with respect to sales by HISUN, the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Licensed Product sold by HISUN, its sublicensees or its Affiliates to the first Third Party in which HISUN (or its relevant sublicensee) has no equity interest after deducting, if not previously deducted, from the amount invoiced or received:

(a)	trade and quantity discounts actually given other than early payment cash discounts;

(b)	returns, rebates, chargebacks and other similar fees and allowances actually taken;

(c)	retroactive price reductions that are actually allowed or granted;

(d)

deductions to gross invoice price of Licensed Product imposed by Regulatory Authorities or other governmental entities (where such deductions are imposed based on published and independently verifiable regulatory standards);

(e)	sales commissions, distribution fees and other similar fees paid to Third

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Party distributors and/or selling agents actually paid;

(f)	early payment cash discounts, transportation and insurance, and custom duties actually taken;

(g)	the standard inventory cost of devices or delivery systems used for dispensing or administering or delivering Product;

(h)	interest charge, late payment penalty and other similar fees; and

(i)	uncollectable unpaid invoices.

[***], and

(a) [***]

(b) [***] and

(c) [***]

1.48	“Party” shall mean AMBRX or HISUN and, when used in the plural, shall mean AMBRX and HISUN.

1.49

“Patent Rights” shall mean any and all rights under any of the following, whether existing now or in the future, and whether or not filed: (i) a United States, China, international or foreign patent, utility model, design registration, certificate of invention, patent of addition or substitution, or other governmental grant for the protection of inventions or industrial designs anywhere in the world, including any reissue, renewal, re-examination or extension thereof; and (ii) any application for any of the foregoing, including any international, provisional, divisional, continuation, continuation-in-part, or continued prosecution application.

1.50

“Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

1.51

“Phase I Clinical Data” shall mean data, information, or regulatory filings related to a Phase I Clinical Trial in a country that would satisfy the requirements of 21 CFR 312.21(a), as may be amended, or the equivalent in the Territory or any other country outside the United States.

1.52

“Phase I Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a), as may be amended, or the equivalent in the Territory or any other country outside the United States.

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1.53

“Phase II Clinical Data” shall mean data, information, or regulatory filings related to a Phase II Clinical Trial in a country that would satisfy the requirements of 21 CFR 312.21(b), as may be amended, or the equivalent in the Territory or any other country outside the United States.

1.54

“Phase II Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b), as may be amended, or the equivalent in the Territory or any other country outside the United States

1.55

“Phase III Clinical Data” shall mean data, information, or regulatory filings related to a Phase III Clinical Trial in a country that would satisfy the requirements of 21 CFR 312.21(c), as may be amended, or the equivalent in the Territory or any other country outside the United States.

1.56	“Phase III Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c), as may be amended, or the foreign equivalent thereof.

1.57	“Phase IV Clinical Data” shall mean data, information, or regulatory filings related to a Phase IV Clinical Trial.

1.58	“Phase IV Clinical Trial” shall mean a human clinical trial in any country conducted after Marketing Authorization.

1.59	“PRC” means the People’s Republic of China (excluding Taiwan and the Special Administrative Regions of Hong Kong and Macau).

1.60

“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of an [***] Bi-Specific API or [***] Bi-Specific Product in the Territory or outside the Territory, including, in the Territory, CFDA (and other relevant regulatory authorities in the Territory), and in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.61

“Replaced Collaboration Program” means any Collaboration Program which is replaced by a Replacement Collaboration Program in accordance with Section 2.3.1, such that it is no longer a Collaboration Program.

1.62

“Replacement Collaboration Program” means a collaboration program in relation to [***] Bi-Specifics between the Parties during the Research Term which replaces one of the then current Collaboration Programs, such replacement to be unanimously agreed by the Joint Steering Committee in accordance with Sections 2.3.1 and 4.2(c).

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1.63	“Research Term” means a term of three years from the Effective Date, as may be extended by mutual agreement of the Parties.

1.64

“Royalty Term” shall mean, with respect to a Licensed Product, the period which shall commence with the First Commercial Sale of that Licensed Product and which shall continue until the expiration of the later of: (i) the last-to-expire Valid Claim of AMBRX Existing Patent Rights that would be infringed by the manufacture, use or sale of that Licensed Product in the Territory; or (ii) the period of twelve (12) years following the First Commercial Sale of such Licensed Product in the Territory.

1.65	“scFv” shall mean the fragment of an antibody that consists of a heavy and light chain variable and a linker connecting them.

1.66	“Target” means a receptor or another moiety present on tumor cells for target directed and antibody mediated cancer treatment, including but not limited to [***] .

1.67	“Term” means the term of this Agreement, being the period commencing on the Effective Date and concluding when this Agreement expires or is terminated in accordance with its terms.

1.68

“Territory” shall mean all cities, zones, provinces, territories and other divisions or regions in and throughout the People’s Republic of China, including the Special Administrative Regions of Hong Kong and Macau, and Taiwan.

1.69	“Third Party” shall mean a person or entity other than AMBRX, HISUN or their Affiliates.

1.70

“Valid Claim” means: (a) a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned or (iv) permanently lost through an interference or opposition proceeding without any right of appeal or review; or (b) a pending claim of a pending patent application within the Patent Rights that (i) has been asserted and continues to be prosecuted in good faith and (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling.

ARTICLE 2

SCOPE AND STRUCTURE OF THE COLLABORATION

2.1	General. AMBRX and HISUN have entered into this Agreement in order to

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collaborate in the research, development and commercialization of Collaboration [***] Bi-Specifics for use in the Field and in the Territory by HISUN and outside the Territory by AMBRX or its sublicensees. The Parties will undertake the Collaboration Programs for the Collaboration [***] Bi-Specifics, with each of the Parties assuming responsibility for those portions thereof that are allocated to it under this Agreement and the Work Plan.

2.2	Exclusive Relationship; Non-Competition.

2.2.1	AMBRX’s Obligations.

(i)	For a period of three years from the Effective Date, neither AMBRX nor its Affiliates shall, directly or indirectly, on its own or collaborate with a Third Party to develop, engage in the manufacture of, promote, sell, resell, distribute or otherwise commercialize any [***] Bi-Specific in the Territory, other than through the collaboration under this Agreement. In order to give full force and effect to this provision, AMBRX shall further procure that any and all of its employees and any other persons who shall contribute on behalf of AMBRX to the AMBRX Improvements, AMBRX (Replaced Collaboration Program) Improvements or Joint Improvements complete and sign a separate confidentiality and non-competition agreement or enter into an employment contract containing confidentiality and non-competition provisions according to US laws, as well as any other assignment or consent form which from time to time shall be required by any patent office world-wide.

(ii)	AMBRX warrants and undertakes that any and all of the AMBRX Improvements, AMBRX (Replaced Collaboration Program) Improvements or Joint Improvements to be developed under this Agreement in whole or in part by one or more employees or Third Parties working on behalf of AMBRX shall be free from any Third Party (including any Regulatory Authority or other governmental entity) claims of ownership, license, or otherwise. AMBRX warrants and undertakes that it shall not assign any AMBRX employee, agent, consultant, or contractor to duties or tasks under this Agreement that overlap with his or her duties or tasks for a previous employer during the twelve (12) month period prior to commencing work or service under this Agreement such that the previous employer could have rights to any AMBRX Improvements, AMBRX (Replaced Collaboration Program) Improvements or Joint Improvements arising under this Agreement.

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(iii)	Notwithstanding anything to the contrary hereinabove , HISUN acknowledges and agrees that AMBRX’s obligations under Section 2.2.1(i) and (ii) above shall be limited to those relating to [***] Bi-Specific using AMBRX Background Technology, and nothing contained herein shall restrain or prohibit AMBRX or any of its Affiliates from development, engaging in the manufacture of, promoting, selling, reselling, distributing or otherwise commercializing any other Bi-Specific products not relating to [***] Bi-Specific or not using AMBRX Background Technology.

(iv)	AMBRX shall not grant any license with respect to any Collaboration [***] Bi-Specifics within the Territory without the prior written consent of HISUN.

2.2.2	HISUN’s Obligations.

(i)	For a period of three years from the Effective Date, neither HISUN nor its Affiliates shall, directly or indirectly, on its own or in collaboration with a Third Party, develop, engage in the manufacture of, promote, sell, resell, distribute or otherwise commercialize any Collaboration [***] Bi-Specific, anywhere in the world, other than through this Collaboration. In order to give full force and effect to this provision, HISUN shall further procure that any and all of its employees and any other persons who shall contribute on behalf of HISUN to the HISUN Improvements, HISUN (Replaced Collaboration Program) Improvements or Joint Improvements complete and sign a separate confidentiality and non-competition agreement or enter into an employment contract containing confidentiality and non-competition agreement according to PRC laws, as well as any other assignment or consent form which from time to time shall be required by any patent office world-wide.

(ii)	HISUN warrants and undertakes that any and all of the HISUN Improvements, HISUN (Replaced Collaboration Program) Improvements or Joint Improvements to be developed under this Agreement in whole or in part by one or more employees or Third Parties working on behalf of HISUN shall be free from any Third Party (including any Regulatory Authority or other governmental entity) claims of ownership, license, or otherwise. HISUN warrants and undertakes that it shall not assign any HISUN employee, agent, consultant, or contractor to duties or tasks under this Agreement that overlap with his or her duties or tasks for a previous employer during the twelve (12) month period prior to commencing work or

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service under this Agreement such that the previous employer could have rights to any HISUN Improvements, HISUN (Replaced Collaboration Program) Improvements or Joint Improvements arising under this Agreement.

2.3	Replacement Collaboration Programs.

2.3.1

At any time during the Research Term, the Parties may, through an unanimous decision of the Joint Steering Committee, agree to replace either of the Initial Collaboration Programs with a Replacement Collaboration Program, or replace any Replacement Collaboration Program with another Replacement Collaboration Program. At all times during the Research Term, the number of Collaboration Programs shall be exactly two.

2.3.2	With respect to Replaced Collaboration Programs:

(i)	AMBRX shall be the sole owner of all AMBRX (Replaced Collaboration Program) Improvements;

(ii)	HISUN shall be the sole owner of all HISUN (Replaced Collaboration Program) Improvements; and

(iii)	Joint Development Technology or Joint Improvements which are first conceived, developed, reduced to practice or shown to have utility in the course of engaging in Replaced Collaboration Programs shall be co-owned by HISUN and AMBRX.

Other than as provided herein, each Party is responsible for filing and prosecuting of patents stemming from its own improvements.

ARTICLE 3

LICENSE; DEVELOPMENT AND COMMERCIALIZATION

3.1	EXCLUSIVE LICENSE GRANT BY AMBRX.

3.1.1

Subject to the rights retained by AMBRX in Sections 3.1.3 & 3.1.4, AMBRX hereby grants to HISUN an exclusive (even as to AMBRX) and sole right and license in the Field throughout the Territory, with the right to grant sublicenses subject to Section 3.8, under AMBRX Existing Patent Rights to develop, have developed, use, manufacture, have manufactured, sell, offer for sale and have sold Licensed Products.

3.1.2

Subject to the rights retained by AMBRX in Sections 3.1.3 & 3.1.4, AMBRX hereby grants to HISUN an exclusive (even as to AMBRX) and sole right and license in the Field throughout the Territory, with the right to grant sublicenses subject to Section 3.8, under AMBRX Know-How to develop, have developed, use, manufacture, have manufactured, sell, offer for sale and have sold Licensed Products.

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3.1.3

AMBRX shall retain non-exclusive and sublicensable non-commercial rights under the foregoing Licenses in Section 3.1.1 and 3.1.2 solely as are necessary to perform or have performed documented research activities in the Territory for developing and commercializing Licensed Products outside the Territory and AMBRX shall notify HISUN of such activities in a timely manner (but in no case less than 30 days before the conduct of any of such activities).

3.1.4	AMBRX shall retain all rights under Licensed Intellectual Property Rights unless otherwise specifically and expressly set forth in this Agreement.

3.2

NON-EXCLUSIVE SUBLICENSE GRANT BY AMBRX. In the event that, during the term of this Agreement and after the Effective Date, AMBRX licenses from any Third Party rights in the Field to any Valid Claim of any issued patent or patent application issued to a Third Party that shall be necessary for HISUN’s exercise of its rights pursuant to Section 3.1 herein (an “AMBRX Third Party License”) in the Territory, AMBRX shall promptly so notify HISUN of the terms of such AMBRX Third Party License and the rights covered by such license. Upon request by HISUN, and to the extent not prohibited by such AMBRX Third Party License, AMBRX shall grant to HISUN, and does hereby grant to HISUN, a non-exclusive right and sublicense in the Field throughout the Territory, with the right to grant further sublicenses subject to Section 3.8, under the rights granted to AMBRX in the AMBRX Third Party License; provided that HISUN have the option to pay all license fees and royalty payments it is required to use the right in the Territory under such AMBRX Third Party License. AMBRX shall use Commercially Reasonable Efforts to secure the right to grant the sublicense under this Section in any AMBRX Third Party License. If HISUN is required to pay certain royalty payment to such a Third Party under AMBRX Third Party License, HISUN is entitled to offset such royalty payment pursuant to the terms of Section 6.6.

3.3

NO ASSERTION BY AMBRX. So long as HISUN is in compliance with the terms and conditions of this Agreement in all material aspects, AMBRX shall not assert against HISUN any claims for infringement of any AMBRX Background Technology owned or Controlled by AMBRX covering HISUN’s permitted exercise of its rights hereunder solely for the purpose of developing, making, having made, using, selling, offering for sale, or having sold any Licensed Product in the Field in the Territory.

3.4

NON-EXCLUSIVE LICENSE GRANT BY AMBRX. AMBRX hereby grants to HISUN a non-exclusive, right and license in the Field in the Territory, with the right to grant sublicenses subject to Section 3.8, under AMBRX’s interest in the AMBRX Improvements and Joint Improvements, to use, develop and exploit AMBRX Improvements and Joint Improvements only for Licensed Products.

3.5	EXCLUSIVE LICENSE GRANT BY HISUN.

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3.5.1

Subject to the rights retained by HISUN in Sections 3.5.2 & 3.5.3, HISUN hereby grants to AMBRX an exclusive (even as to HISUN) and sole right and license in the world outside the Territory, with the right to grant sublicenses subject to Section 3.8, under HISUN’s interest in the HISUN Improvements and Joint Improvements, to develop, have developed, use, manufacture, have manufactured, sell, offer for sale and have sold only for Licensed Products.

3.5.2

HISUN shall retain non-exclusive and sublicensable non-commercial rights under the foregoing Licenses in Section 3.5.1 solely as are necessary to perform or have performed documented research activities outside the Territory for developing and commercializing Licensed Products in the Territory, and HISUN shall notify AMBRX of such activities in a timely manner (but in any case no less than 30 days before the conduct of any of such activities).

3.5.3	HISUN shall retain all rights under Hisun Improvements, Hisun (Replaced Collaboration Program) Improvements unless otherwise specifically and expressly set forth in this Agreement.

3.6

NON-EXCLUSIVE LICENSE GRANT BY HISUN. HISUN hereby grants to AMBRX a non-exclusive right and license throughout the world, with the right to grant sublicenses subject to Section 3.8, under HISUN’s interest in the HISUN Improvements, HISUN (Replaced Collaboration Program) Improvements and Joint Improvements, to use, develop and exploit HISUN Improvements, HISUN (Replaced Collaboration Program) Improvements and Joint Improvements.

3.7	NON-EXCLUSIVE LICENSE GRANT BY AMBRX AND HISUN REGARDING CLINICAL DATA.

3.7.1

During the term of this Agreement, AMBRX shall grant to HISUN a royalty-free license, with the right to grant sublicenses subject to Section 3.8, to use, develop and exploit, within the Territory, all preclinical data, Clinical Data and regulatory filings with respect to the Collaboration Programs outside the Territory.

3.7.2

During the term of this Agreement, HISUN shall grant to AMBRX a royalty-free license, with the right to grant sublicenses subject to Section 3.8, to use, develop and exploit, outside the Territory, all preclinical data, Clinical Data and regulatory filings with respect to the Collaboration Programs for the Territory.

3.8

SUBLICENSES. Any sublicense by a Party of the rights granted to said Party under Article 3 shall include an obligation for the sublicensee to comply with the applicable obligations of the sublicensing Party set forth in this Agreement. Any Party shall not grant any sublicense hereunder that would impose obligations on the other Party greater than those obligations of the other Party contained in this Agreement.

3.9	NO OTHER GRANT OF RIGHTS. Except as expressly provided herein, nothing

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in this Agreement will be construed to confer any ownership interest, license or other rights upon one Party by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of the other Party, or any other entity, regardless of whether (in the case of AMBRX) such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any AMBRX Background Technology or Licensed Intellectual Property Rights.

ARTICLE 4

JOINT STEERING COMMITTEE

4.1

MEMBERS. The Parties shall establish a Joint Steering Committee (the “Joint Steering Committee”), which shall [***]. The initial members of the Joint Steering Committee are set forth on Exhibit 2. Any member of the Joint Steering Committee may be represented at any meeting by a designee who is appointed by the Party designating such member for such meeting and who has authority to act on behalf of such member, as evidenced by written notice from the Party designating such member to the chairperson of the Joint Steering Committee. [***]. The initial chairperson is designated on Exhibit 2. Each Party shall be free to replace its representative members with new appointees who have authority to act on behalf of such Party on the Joint Steering Committee, on written notice to the other Party.

4.2

RESPONSIBILITIES. The Joint Steering Committee shall be responsible for (a) approving and providing implementation plans to HISUN that are suitable for HISUN to perform the Work Plan; (b) planning, overseeing and directing evaluation and review of [***] Bi-Specific Candidates, selection of [***] Bi-Specific APIs or [***] Bi-Specific Products from [***] Bi-Specific Candidates based on the results of the relevant Collaboration Programs, the development and commercialization of, and regulatory filings relating to, Licensed Products (including [***] Bi-Specific APIs or [***] Bi-Specific Products) in the Territory, including, without limitation, overseeing all research, development, pre-clinical, and Clinical Trial activities, coordination of activities in building a manufacturing facility in compliance with cGMP requirements and overseeing early stage manufacture, preclinical, and clinical development activities; and (c) during the Research Term, approving any Collaboration Program being replaced by a Replacement Collaboration Program.

4.3

MEETINGS. The Joint Steering Committee shall meet as frequently as the Parties deem appropriate during the first three-year period following the Effective Date but no less frequently than [***] a Calendar Quarter (or more frequently, as agreed upon by the Parties) thereafter, on such dates and at such times as the Parties shall agree, on ten (10) days’ written notice to the other Party unless such notice is

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waived by the other Party. The Joint Steering Committee may convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate by the Parties. To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members.

4.4	DECISIONS.

4.4.1	A quorum for a meeting of the Joint Steering Committee shall require the presence of [***]. [***].

4.4.2

In the event that unanimity cannot be reached by the Joint Steering Committee with respect to a matter that is a subject of its decision-making authority within thirty (30) days after the matter is first brought before the Joint Steering Committee, then the matter shall be decided unanimously by the CEO of HISUN and the CEO of AMBRX or by their designated representative. [***].

4.5

MINUTES. Within fifteen (15) days after each Joint Steering Committee meeting, the chairperson of the Joint Steering Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Steering Committee at such meeting. The chairperson of the Joint Steering Committee shall be responsible for circulation of all draft and final minutes. Draft minutes shall be circulated to all members of the Joint Steering Committee sufficiently in advance of the next meeting to allow review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the Joint Steering Committee.

4.6	TERM. The Joint Steering Committee shall exist until the expiration of the last-to-expire Royalty Term for any Licensed Product.

ARTICLE 5

DISCOVERY, RESEARCH, DEVELOPMENT AND COMMERCIALIZATION

5.1

DISCOVERY. During the Research Term, AMBRX shall use the fund from Hisun to discover new [***] Bi-Specific Candidates only for the Initial Collaboration Programs and any agreed Replacement Collaboration Programs

5.2	RESEARCH, DEVELOPMENT AND COMMERCIALIZATION COLLABORATION.

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5.2.1

AMBRX and HISUN will use their commercially reasonable efforts to work together on the Collaboration Programs during the Research Term, with their respective responsibilities regarding the Collaboration Programs as set out in Sections 5.3 and 5.4.

5.2.2

The Research Term shall be for an initial period of three years from the Effective Date. Based on predefined and agreed success criteria, the Parties may agree to continue the research collaboration beyond the initial three year period. The terms of the research collaboration beyond the initial three year period will be agreed by the Parties at the time and may involve continued funding by HISUN to AMBRX or the formation of a joint venture.

5.2.3

Upon the expiry of the Research Term, AMBRX and HISUN shall negotiate in good faith and use reasonable endeavors to agree on the terms on which they will collaborate on the development and commercialization of the Collaboration [***] Bi-Specifics (such period of collaboration the “Development and Commercialization Term”). If the Parties fail to agree on and implement the Development and Commercialization Term, the Parties will still retain their respective rights under this Agreement with respect to the development and commercialization of the Collaboration [***] Bi-Specifics.

5.3

AMBRX’S RESPONSIBILITIES. AMBRX shall, either itself or through its Affiliates, use Commercially Reasonable Efforts to provide technical and consulting assistance or other services as requested by HISUN, which are necessary for HISUN to exercise its rights under this Agreement and to achieve the HISUN Milestones under Sections 5.4.1 to 5.4.6. AMBRX shall exercise in the performance of such development Commercially Reasonable Efforts, technical skill and competence, so as to support the registration of the Licensed Products in the Territory. Such diligent efforts shall include, without limitation, performing or assisting HISUN to perform the Work Plan as shown in Exhibit 3 (“Work Plan”, which is incorporated herein in its entirety as a part of this Agreement and the Collaboration Programs, and can be revised by the Joint Steering Committee from time to time) and the development and commercialization of Licensed Products in the Territory. In addition, without limiting the foregoing, AMBRX shall use Commercially Reasonable Efforts to undertake the following responsibilities (“AMBRX RESPONSIBILITIES”):

5.3.1

AMBRX shall assist HISUN to secure arrangement(s) with Third Party contract research organization(s) and/or consultant(s) under Section 5.4, approved by the Joint Steering Committee, for such contract research organization(s) and/or consultants to conduct development, preclinical and clinical development activities for the Licensed Products in the Territory

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and produce the Licensed Products on behalf of HISUN before the transferring of clinical and/or manufacturing programs and protocols from said Third Party under Section 5.4 to HISUN Manufacturing Facility.

5.3.2

AMBRX shall assist HISUN, during the construction or acquisition of a HISUN commercial Manufacturing Facility, to communicate with the United States FDA and recommend Third Party consultant(s) having experience in FDA inspections on cGMP requirements (or having worked at FDA) at the expense of HISUN, as necessary for HISUN to prepare for FDA inspection of the HISUN Manufacturing Facility and achieve HISUN Milestones under Section 5.4.

5.3.3

AMBRX shall use commercially reasonable efforts to assist HISUN to prepare applications to the relevant Chinese governmental authorities to obtain research and development funding, with such funding intended to cover part of the cost of the Collaboration Programs in the Territory.

5.3.4

AMBRX shall fully disclose to HISUN all preclinical data and Clinical Data from Clinical Trials it has conducted outside the Territory in the course of the Collaboration Programs, as well as related regulatory filings with the FDA or other Regulatory Authorities.

For as long as HISUN is making the annual payment of $1,000,000 to AMBRX in accordance with Section 6.9.1, the assistance provided by AMBRX under this Section 5.3 shall be provided at no additional cost to HISUN on the condition that support provided by Ambrx to meet its obligations under Sections 5.3.1 to 5.3.3 does not exceed more than 3 FTEs per year. If HISUN no longer has an obligation to make the annual payment under Section 6.9.1 or the Research Term ends (whichever is later), any assistance under this Section 5.3 shall be provided by AMBRX at HISUN’s expense on an at-cost basis, with such costs to be approved in advance by HISUN.

5.4

HISUN’S RESPONSIBILITIES. HISUN shall, either itself or through its Affiliates or Third Parties mutually approved by the Joint Steering Committee, at HISUN’s sole expense, use Commercially Reasonable Efforts to conduct the development (including preclinical and clinical development activities), commercialization and manufacturing of Licensed Products within the Territory. HISUN shall exercise in the performance of such development Commercially Reasonable Efforts, technical skill and competence, so as to support the registration of the Licensed Products not just in the Territory but also in all other major markets worldwide. Such diligent efforts shall include, without limitation, the funding and expenditure by HISUN to perform the Work Plan and the development and commercialization of Licensed Products in the Territory. In addition, without limiting the foregoing, HISUN shall use Commercially Reasonable Efforts to

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achieve the following objectives (“HISUN MILESTONES”):

5.4.1

HISUN either on its own, or through a Third Party approved by the Joint Steering Committee from time to time, shall use Commercially Reasonable Efforts to engage in the performance of the Work Plan and/or the Collaboration Programs, under the guidance and supervision of the Joint Steering Committee, to evaluate [***] Bi-Specific Candidate(s) provided by AMBRX in accordance with Section 5.1 and select [***] Bi-Specific API or [***] Bi-Specific Products therefrom for development and commercialization;

5.4.2

HISUN either on its own, or through a Third Party approved by the Joint Steering Committee from time to time, shall use Commercially Reasonable Efforts to pursue preclinical and initiate Clinical Trial evaluations for Licensed Products (including [***] Bi-Specific API or [***] Bi-Specific Products) under CFDA or the equivalent regulatory agencies required for Marketing Authorization and thereafter commercialize the Licensed Product in the Territory;

5.4.3

HISUN Manufacturing Facility shall meet cGMP requirements with the capacity to supply [***] Bi-Specific API for both clinical and commercial supply, provided further that cGMP standard is determined by a Third Party mutually approved and selected by both Parties, and thereafter, HISUN shall use Commercially Reasonable Efforts to transfer any information and materials related to the performance of the Work Plan and/or the Collaboration Programs and/or manufacturing of Licensed Products from any appointed Third Party as contemplated herein to such HISUN Manufacturing Facility. [***] HISUN shall provide AMBRX with [***] manufactured at the HISUN Manufacturing Facility as required by AMBRX and on commercially reasonable terms, and such [***] may be used by AMBRX other than in furtherance of the Collaboration Programs, including for other research or commercial purposes. [***]

(i)	[***]

(ii)	[***] and

(iii)	[***].

[***].

5.4.4

HISUN shall fully disclose to AMBRX all preclinical data and Clinical Data from Clinical Trials it has conducted in the Territory in the course of the Collaboration Programs, as well as related regulatory filings with the CFDA;

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5.4.5

If AMBRX elects to develop collaboration programs with Third Parties in a major market or markets outside the Territory, such as the United States or Australia, HISUN will provide AMBRX, at no cost, with sufficient clinical API to enable AMBRX to develop the [***] Bi-Specifics that are the subject of the collaboration up to the completion of a Phase II Clinical Trial (what is considered to be a Phase II Clinical Trial in this context shall be determined by AMBRX in its absolute discretion); and

5.4.6

Following completion of a Phase II Clinical Trial of the kind referred to in Section 5.4.5, AMBRX may request HISUN to provide AMBRX, on reasonable commercial terms, with clinical API which is sufficient for completion of a Phase III Clinical Trial, and for commercialization, in the relevant market outside the Territory, provided, however, that, upon request by HISUN, HISUN shall present to the Joint Steering Committee and AMBRX, revisions to the milestones described in Sections 5.4.1 through 5.4.6 above, or in the designated time periods, with supporting evidence of technical difficulties or delays in financing, clinical studies, or regulatory processes that the Joint Steering Committee shall deem appropriate at its sole discretion.

ARTICLE 6

MONETARY OBLIGATIONS, REPORTS AND AUDITS

6.1	PAYABLE BY HISUN. Subject to the terms and conditions of this Agreement, HISUN shall pay AMBRX royalties as set forth in Section 6.2.

6.2	PATENT ROYALTIES. HISUN shall pay AMBRX royalties in an amount equal to the following percentage of Net Sales of Licensed Products sold by HISUN or its Affiliates:

6.2.1	[***] of such Net Sales in the Territory in each Calendar Year up to and including Net Sales of [***];

6.2.2	[***] of such Net Sales in the Territory in each Calendar Year for the portion of such Net Sales exceeding [***] and up to and including [***]; and

6.2.3	[***] of such Net Sales in the Territory in each Calendar Year for the portion of such Net Sales exceeding [***].

6.3	KNOW-HOW ROYALTY.

6.3.1	Notwithstanding the provisions of Section 6.2 above, if the manufacture, use or sale of Licensed Products by HISUN or its Affiliates would not

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infringe a Valid Claim, or Existing Patents covering the Licensed Products are deemed invalid or have expired, nonetheless the Net Sales of such Licensed Products in the Territory shall remain the same during the relevant Royalty Term (for each Licensed Product) in determining the applicable royalty rate according to Section 6.2, provided however that, subject to Section 6.3.2, the royalty rate shall be deemed to be [***] if Generic Competition exists.

6.3.2	Notwithstanding Section 6.3.1, in no event shall the applicable royalty rate be below [***] during the relevant Royalty Term.

6.4	ROYALTY TERM. Royalties on each Licensed Product at the rates set forth above shall be paid during the Royalty Term for that Licensed Product.

6.5

PAYABLE BY AMBRX. Assuming that HISUN does not fund any development efforts with respect to Collaboration [***] Bi-Specifics outside the Territory, AMBRX shall pay HISUN the royalties below during the Royalty Term in the circumstances set out below:

6.5.1

[***] of all licensing amounts (excluding non-profit payments such as FTE funding (subject to the limitation as set forth in the definition of “Net Sales”) and reimbursements of out-of-pocket expenses paid to any third party (other than any of AMBRX’s Affiliates) for their products or services rendered following the Effective Date) received by AMBRX where it has licensed a Collaboration [***] Bi-Specific in a jurisdiction outside the Territory at the conclusion of the Phase II Clinical Trial for that Collaboration [***] Bi-Specific in that jurisdiction but before the initiation of the Phase III Clinical Trial; or

6.5.2

[***] of all licensing amounts (excluding non-profit payments such as FTE funding (subject to the limitation as set forth in the definition of “Net Sales”) and reimbursements of out-of-pocket expenses paid to any third party (other than any of AMBRX’s Affiliates) for their products or services rendered following the Effective Date) received by AMBRX where it has licensed a Collaboration [***] Bi-Specific in a jurisdiction outside the Territory after initiating a Phase III Clinical Trial for that Collaboration [***] Bi-Specific in that jurisdiction but before the commercialization of that Collaboration [***] Bi-Specific in that jurisdiction; or

6.5.3	[***] of all Net Sales outside the Territory if AMBRX or its Affiliate(s) or successors commercialize a Collaboration [***] Bi-Specific outside the Territory.

During the Term of this Agreement, AMBRX and HISUN may discuss HISUN funding all or part of the development efforts with respect to Collaboration [***]

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Bi-Specifics outside the Territory in return for an economic return more favorable to HISUN than that set out in Sections 6.5.1, 6.5.2 and 6.5.3 above.

6.6

THIRD PARTY ROYALTY SET-OFF. If, in order to exercise its rights hereunder in the Territory, HISUN is required to pay royalties, whether under an AMBRX Third Party License pursuant to Section 3.2 or when obtaining a license from a Third Party due to an infringement action under Section 7.4, HISUN may offset any royalty payments actually paid by it to such Third Party due thereunder with respect to sales of Licensed Products against the royalty payments that are due to AMBRX; provided that in no event shall the net amount received by AMBRX with respect to Licensed Products under Section 6.2 reflect a royalty rate of less than [***] of Net Sales.

6.7

FUNDING FOR DEVELOPMENT. HISUN shall be responsible and pay the full amounts related to the development efforts made by HISUN as described under Section 5.4, to achieve the HISUN Milestones as described under Section 5.4, and for the assistance provided by AMBRX as described under Section 5.3.

6.8

THIRD PARTY PAYMENTS. HISUN shall be responsible for and at its sole expense shall pay all amounts owing to any Third Party under Sections 5.3.1, 5.3.2 and Sections 5.4.1 to 5.4.3 (including any related Third Party travel expenses) as necessary for HISUN to achieve HISUN Milestones. The invoice from any Third Party approved within the Work Plan (or otherwise approved by HISUN) for a given Calendar Quarter will be sent to HISUN within forty-five (45) days following the end of such Calendar Quarter. Such invoice reimbursable by HISUN shall be payable within thirty (30) days after HISUN receives such invoice.

6.9	FUNDING TO AMBRX.

6.9.1

In consideration of the technical assistance provided by AMBRX pursuant to Section 5.3, HISUN shall pay AMBRX One million US dollars ($1,000,000 USD) per year during the initial three year period of the Research Term. The first payment of $1,000,000 shall be made within [***] of the Effective Date, and the remaining two payments of $1,000,000 shall be paid by the [***] of the Effective Date respectively (or, if later, the date [***] after receipt of an invoice from AMBRX with respect to the relevant payment). HISUN shall gross up each payment under this Section 6.9.1 for any taxes or other amounts required to be withheld by HISUN on behalf of AMBRX and shall pay such withheld amounts to the Chinese taxation authorities, such that AMBRX shall receive a net amount of $1,000,000 from HISUN on each occasion.

6.9.2

If the Parties agree to establish a scientific advisory group to help direct the activities undertaken pursuant to the Collaboration Programs, then, subject to the prior approval of HISUN, HISUN shall pay retainers to AMBRX to cover the costs of the independent members of this scientific advisory

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group.

6.9.3

AMBRX shall ensure that the funding provided by HISUN according to Sections 6.9.1 and 6.9.2 shall be used solely for the Co-development as contemplated hereunder (including covering its FTE expenses incurred out of its performance of obligations hereunder), and shall report to the Joint Steering Committee the activities it conducts and the associated breakdown of expenses in relation to the Work Plan.

6.10

REPORTS. During the period following the First Commercial Sale of Licensed Product, HISUN shall furnish to AMBRX a quarterly written report for the Calendar Quarter showing the gross and Net Sales of all Licensed Products subject to royalty payments sold by HISUN and its Affiliates in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. HISUN and its Affiliates shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

6.11	AUDITS

6.11.1

ACCOUNTING FIRM. Upon the written request of and upon provision of reasonable notice by AMBRX and not more than once in each Calendar Year, HISUN shall permit a qualified and reputable independent certified public accounting firm selected by AMBRX and approved by HISUN (such approval not to be unreasonably withheld), at AMBRX’s expense, to have access during normal business hours to such of the records of HISUN related to the production and sales of Licensed Products in the Territory as may be reasonably necessary to verify the accuracy of the royalty reports furnished pursuant to Section 6.10 for any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to AMBRX and HISUN whether the royalty reports are correct or incorrect and the amount of any discrepancy.

6.11.2

ACCESS. In order to carry out the auditing, the accounting firm so selected shall have the right to access, examine, review and copy such books or accounts of HISUN as are relevant to verify the accuracy of the relevant royalty reports and royalties paid, including but not limited to relevant procurement/distribution agreements and other purchase/sales contracts, purchase/sales orders, operation records, tax paid to local government, and itemized tax for the Licensed Products, to the extent reasonably deemed by AMBRX as necessary to determine the accuracy of the royalty reports and royalties paid. HISUN shall not unreasonably restrict the accounting firm’s access to the premises of HISUN during normal business hours.

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6.11.3

PAYMENT AND FEES. If such accounting firm identifies a discrepancy in any royalty reports reviewed, the appropriate Party shall pay the other Party an appropriate amount to reflect the value of the discrepancy within [***]. The fees charged by such accounting firm shall be paid by AMBRX, provided however, that if such audit uncovers an underpayment of royalties by HISUN that exceeds [***] of the total royalties owed for the period in question, the fees of such accounting firm shall be equally shared by AMBRX and HISUN.

6.11.4

HISUN’S AUDIT RIGHTS. AMBRX shall permit an accounting firm selected by HISUN to have access to such records of AMBRX related to the production and sales of Licensed Products outside the Territory as may be reasonably necessary to verify the amount of the royalties payable by AMBRX to HISUN pursuant to Section 6.5.3. The terms and conditions of the audit rights so granted to HISUN shall correspond to the rights granted to AMBRX under Sections 6.11.1 to 6.11.3.

6.11.5

SUBLICENSEE. HISUN shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to HISUN, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by AMBRX’s independent accountant to the same extent required of HISUN under this Agreement.

6.11.6

CONFIDENTIALITY. Each Party shall treat as confidential all financial information subject to review under this Section 6.11 or under any sublicense agreement in accordance with the terms of Article 8 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party and/or its Affiliates or sublicensee, obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

6.12	PAYMENT EXCHANGE RATE. All royalty payments due hereunder shall be paid in United States dollars by wire transfer to a bank account designated by AMBRX. [***].

6.13	[***].

6.14	[***].

ARTICLE 7

INTELLECTUAL PROPERTY

7.1	OWNERSHIP. HISUN is the sole owner of the HISUN Improvements. AMBRX is the sole owner of the AMBRX Improvements. Joint Development Technology is

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co-owned by HISUN and AMBRX. Other than provided herein, each Party is responsible for filing and prosecuting of patents stemming from its own improvements.

7.2	FILING, PROSECUTION AND MAINTENANCE OF PATENTS FOR JOINT DEVELOPMENT TECHNOLOGY

7.2.1

JOINT DEVELOPMENT TECHNOLOGY. AMBRX shall have the first right to file patent applications for Joint Development Technology (in the name of both HISUN and AMBRX) and thereafter prosecute and maintain Patent Rights for such Joint Development Technology. In the event that AMBRX files such patent applications and thereafter prosecutes and maintains Patent Rights for such Joint Development Technology, HISUN shall execute such documents and perform such ministerial acts, at HISUN’s expense, as may be reasonably necessary for AMBRX to continue such prosecution or maintenance of Patent Rights claiming such Joint Development Technology. AMBRX shall, in its sole discretion, have a right to choose external counsel to assist in the procurement and maintenance of such Joint Development Technology; provided that AMBRX’s choice of counsel will not present a conflict of interest for HISUN. With respect to a given Joint Development Technology, AMBRX may elect not to file or may elect not to file in a particular country and if so, AMBRX shall notify HISUN and HISUN shall have the right to file such patent applications for such Joint Development Technology (in the name of both HISUN and AMBRX) and thereafter prosecute and maintain Patent Rights for such Joint Development Technology. In the event that HISUN files such patent applications and thereafter prosecutes and maintains Patent Rights for such Joint Development Technology, AMBRX shall execute such documents and perform such ministerial acts, at AMBRX’s expense, as may be reasonably necessary for HISUN to continue such prosecution or maintenance of Patent Rights claiming such Joint Development Technology. HISUN shall, in its sole discretion, have a right to choose external counsel to assist in the procurement and maintenance of such Joint Development Technology; provided that HISUN’s choice of counsel will not present a conflict of interest for AMBRX.

7.2.2

HISUN IMPROVEMENTS. HISUN shall have the first right, at its sole cost and expense, to file patent applications within the Territory for HISUN Improvements and HISUN (Replaced Collaboration Program) Improvements, and thereafter prosecute and maintain Patent Rights for such HISUN Improvements and HISUN (Replaced Collaboration Program) Improvements. Outside the Territory, AMBRX shall have the first right, at its sole cost and expense, to file patent applications for HISUN Improvements and HISUN (Replaced Collaboration Program) Improvements, and thereafter prosecute and maintain Patent Rights for such HISUN Improvements and HISUN (Replaced Collaboration Program) Improvements. In such event, HISUN shall execute such documents and

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perform such ministerial acts, at AMBRX’s expense, as may be reasonably necessary for AMBRX to continue such prosecution or maintenance of Patent Rights claiming such HISUN Improvements or HISUN (Replaced Collaboration Program) Improvements outside the Territory. With respect to a given HISUN Improvement or a HISUN (Replaced Collaboration Program) Improvement, AMBRX may elect not to file or may elect not to file in a particular country outside the Territory and if so, AMBRX shall notify HISUN and HISUN shall have the right but not the obligation to file such patent applications for such HISUN Improvement or HISUN (Replaced Collaboration Program) Improvement, and thereafter prosecute and maintain Patent Rights for such HISUN Improvement or HISUN (Replaced Collaboration Program) Improvement.

7.2.3

REVIEW AND CONSULTATION. In each case in connection with the foregoing with respect to Joint Development Technology, HISUN Improvements and HISUN (Replaced Collaboration Program) Improvements, as applicable, the filing Party (a) shall keep the non-filing Party advised of the status of the actual and prospective patent filings; (b) upon the non-filing Party’s written request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings; (c) shall give the non-filing Party an opportunity to review the text of the application before filing and shall consult with the non-filing Party with respect thereto; (d) shall give the non-filing Party an opportunity to review and comment on any documents relating to such patent filings that will be filed in any patent office at least twenty (20) days before such filing and give due consideration to such substantive, non-cumulative comments; (e) shall supply the non-filing Party with a copy of the application as-filed, together with notice of its filing date and serial number; and (f) shall promptly give notice to the non-filing Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any Patent Rights claiming Joint Development Technology, HISUN Improvements or HISUN (Replaced Collaboration Program) Improvements, as applicable) for which it is responsible for the filing, prosecution or maintenance hereunder (provided that the filing Party shall give at least thirty (30) days prior written notice to the non-filing Party of any desire to cease prosecution and/or maintenance of such Patent Rights).

7.2.4	[***].

7.3	ENFORCEMENT OF PATENT RIGHTS

7.3.1

NOTICE. Each Party shall promptly notify the other Party of any infringement or possible infringement by a third party of any rights licensed to HISUN under this Agreement. Further, AMBRX shall give HISUN, and HISUN shall give AMBRX, notice of any infringement of (i) any AMBRX

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Existing Patent Rights in the Territory, or any misappropriation or misuse of AMBRX Know-How, that may come to AMBRX’s or HISUN’s attention. HISUN and AMBRX shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action by HISUN and/or AMBRX, to terminate any infringement of such AMBRX Existing Patent Rights or any misappropriation or misuse of such AMBRX Know-How, as applicable.

7.3.2

SUIT BY HISUN. HISUN shall have the first right, but not obligation, to initiate and prosecute such legal action at its own expense and in the name of HISUN to terminate any infringement relating to such AMBRX Existing Patent Rights or such AMBRX Know-How in the Territory, as applicable. Should HISUN elect to bring suit against an infringer, HISUN shall keep AMBRX reasonably informed of the progress of the action and shall give AMBRX a reasonable opportunity in advance to consult with HISUN and offer its views about major decisions affecting the litigation. HISUN shall give careful consideration to AMBRX’s views, but shall have the right to control the action; provided, however, that if the validity and/or enforceability of the Existing Patent Rights is raised by the infringer in the action, or if HISUN’s license to a Valid Claim in the suit terminates, AMBRX may elect to take control of the action pursuant to Section 7.3.5. Should HISUN elect to bring suit against an infringer and AMBRX is joined as party plaintiff in any such suit, AMBRX shall have the right to approve the counsel selected by HISUN to represent HISUN and AMBRX, such approval not to be unreasonably withheld. The expenses of such suit or suits that HISUN elects to bring, including any expenses of AMBRX incurred in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by HISUN and HISUN shall hold AMBRX free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees. HISUN shall not compromise or settle such litigation without the prior written consent of AMBRX, which consent shall not be unreasonably withheld or delayed. In the event HISUN exercises its right to sue pursuant to this Section 7.3.2, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then AMBRX shall receive an amount equal to [***] of such funds and the remaining [***] of such funds shall be retained by HISUN.

7.3.3

SUIT BY AMBRX. If HISUN does not take action in the prosecution, prevention, or termination of any Infringement pursuant to Section 7.3.2 above, and has not commenced negotiations with the infringer for the discontinuance of said infringement, within ninety (90) days after receipt of

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notice to HISUN by AMBRX of the existence of an Infringement, AMBRX may elect to do so. Should AMBRX elect to bring suit against an infringer and HISUN is joined as party plaintiff in any such suit, AMBRX shall have the right to select the counsel to represent AMBRX and HISUN unless otherwise conflicted out. The expenses of such suit or suits that AMBRX elects to bring, including any expenses of HISUN incurred in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by AMBRX. In the event AMBRX exercises its right to sue pursuant to this Section 7.3.3, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then HISUN shall receive an amount equal to [***] of such funds and the remaining [***] of such funds shall be retained by AMBRX. Notwithstanding the foregoing, AMBRX shall have the right to initiate and prosecute any legal action(s) relating to Licensed Intellectual Property Rights or AMBRX Background Technology outside the Territory at its own expense.

7.3.4

COOPERATION. Each Party agrees to cooperate fully in any action under this Article 7 that is controlled by the other Party, provided that the controlling Party reimburses the cooperating Party promptly for any costs and expenses incurred by the cooperating Party in connection with providing such assistance.

7.3.5

DECLARATORY JUDGMENT & INVALIDITY CHALLENGE. If a declaratory judgment action is brought naming HISUN and/or any of its Affiliates as a defendant, or a claim is brought alleging invalidity or unenforceability of any Valid Claims within the Existing Patent Rights, HISUN shall promptly notify AMBRX in writing and AMBRX may elect, upon written notice to HISUN within thirty (30) days after AMBRX receives notice of the commencement of such action, to take over the defense of the invalidity and/or unenforceability aspect of the action solely.

7.4	INFRINGEMENT ACTIONS BY THIRD PARTIES.

7.4.1

NOTICE. Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any Patents owned or licensed by Third Parties which is threatened, made or brought against either Party by reason of either Party’s performance of its obligations under this Agreement or development, manufacture, use or sale of any Licensed Products in the Territory.

7.4.2	DEFENSE. In the event that such an action for infringement is commenced by a Third Party solely against a Party or both Parties jointly and/or any of

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their respective Affiliates, as the case may be, with respect to a Licensed Product developed and commercialized by HISUN and/or its Affiliate, AMBRX shall defend such action at its own expense, and HISUN hereby agrees to assist and cooperate with AMBRX to the extent necessary in the defense of such suit. AMBRX shall have the right to settle any such action or consent to an adverse judgment thereto, and HISUN’s consent shall not be required unless such settlement or consent: (i) imposes any material obligation on HISUN or limits AMBRX’s obligations to HISUN under this Agreement or (ii) materially impairs HISUN’s rights herein. For clarity, any payment including royalty payments to such Third Party as a result of such settlement shall not require HISUN’s consent.

7.4.3

PAYMENT OBLIGATION. During the pendency of any such action, HISUN shall continue to pay all royalties and other payments due hereunder. AMBRX shall retain any award or compensation (including the fair market value of non-monetary compensation) received by AMBRX as a result of any such action (i.e., as a result of a counterclaim).

7.5

INVENTOR REMUNERATION CLAIMS. Each Party will have sole responsibility to meet any inventor remuneration claims or obligations, if any, to its employees or contractors, arising out of the Collaboration Programs or the Replaced Collaboration Programs, as prescribed by applicable law, regulation or contract, without offsetting any such claims or obligations against any royalty or other financial obligation it owes to the other Party.

ARTICLE 8

CONFIDENTIALITY & PUBLICATIONS

8.1

NONDISCLOSURE OBLIGATION. EXCEPTIONS. Except to the extent expressly authorized by this Agreement the Parties agree that, during the Term of this Agreement and for ten (10) years thereafter, each Party and its Affiliates, if any (collectively, a “receiving Party”), shall use their best efforts to keep Confidential Information & Materials completely confidential, shall not publish or otherwise disclose to any Third Party and shall not use for any purpose other than the performance of this Agreement both the financial terms of this Agreement and any information furnished to it by the other Party or its Affiliates, if any(collectively, a “disclosing Party”) (and shall ensure that its and its Affiliates’ respective directors, officers, employees or agents do likewise), except to the extent that it can be established by the receiving Party by competent proof that such information: (i) is, or hereafter becomes, generally available to the public other than by reason of any default by the receiving Party with respect to its confidentiality obligations hereunder; (ii) was already known to the receiving Party at the time of disclosure by the disclosing Party; (iii) was lawfully disclosed to the receiving Party by a Third Party not in default of any confidentiality obligation to the disclosing Party; or (iv) is independently developed by or for the receiving Party without reference to or reliance upon the information furnished by the disclosing Party.

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8.2

EXCLUSIONS TO CONFIDENTIALITY. The restrictions contained in Section 8.1 shall not apply to any Confidential Information & Materials in the hands of a receiving Party that (i) is submitted by the receiving Party to governmental authorities to facilitate the issuance of Marketing Authorization for Licensed Products in the Territory, provided that reasonable measures shall be taken to assure confidential treatment of such information, if practicable, or (ii) is otherwise required to be disclosed in compliance with Applicable Laws (including, without limitation, to comply with any governmental or stock exchange disclosure requirements) or an order by a court or other regulatory body having competent jurisdiction; provided, however, that if a receiving Party is required to make any such disclosure of the disclosing Party’s Confidential Information & Materials such receiving Party shall, except where impracticable for necessary disclosures (for example to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications or otherwise, will use its best efforts to secure confidential treatment of such Confidential Information & Materials required to be disclosed. In addition, any press release or other public announcement permitted by the terms of Section 8.4 hereof shall be excluded from the provisions of Section 8.1.

8.3

PUBLICATION. HISUN and AMBRX each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 8.2, either Party, its employees or consultants wishing to make a publication with respect to the development or clinical results regarding the Licensed Products hereunder shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure [***] prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of [***] to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 7 above. Upon expiration of such [***], the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

8.4	PUBLICITY/USE OF NAMES. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and neither Party shall use the name,

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trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law or as permitted pursuant to Section 8.2; provided that in the event disclosure is required by Applicable Law, the disclosing Party shall use good-faith efforts to give the non-disclosing Party an opportunity, with reasonable advance notice, to review and comment on any proposed disclosure. Notwithstanding Section 8.4 herein, HISUN and AMBRX shall make reasonable effort to issue a mutually agreed joint press release as shown in Exhibit 4 regarding the execution of this Agreement and the cooperation between both Parties, provided further, any further press release to be issued by one Party mentioning the execution of this Agreement or naming the other Party shall be approved in advance by the other Party.

8.5

DISCLOSURE OF THIS AGREEMENT.    Notwithstanding Section 8.4, either Party may disclose this Agreement to a Third Party which is considering acquiring the Party or all or substantially all of the Party’s business or assets, or to the legal or financial advisors of the Party or the potential Third Party acquirer.

8.6

INJUNCTIVE RELIEF.  The Parties acknowledge that monetary damages alone may not adequately compensate the disclosing Party in the event of a material breach by the receiving Party of this Article 8, and that, in addition to all other remedies available to the disclosing Party under this Agreement, at law or in equity, to the extent permitted by Applicable Laws, it shall be entitled to seek injunctive relief for the enforcement of its rights under this Article 8.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1	MUTUAL REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party the following as of the Effective Date:

(a)

CORPORATE POWER. Such Party is duly organized and validly existing under the laws of the country/state of its organization, and has full legal and corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)

DUE AUTHORIZATION AND EXECUTION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party. This Agreement has been duly executed by such Party. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that

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enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors.

(c)

NON-CONTRAVENTION. The execution, delivery and performance by such Party of this Agreement and any other agreements and instruments contemplated hereunder will not (i) in any material respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Party is subject, (ii) violate any provision of the corporate charter, by-laws or other organizational documents of such Party, or (iii) constitute a material violation or breach by such Party of any provision of any material contract, agreement or instrument to which such Party is a party or to which such Party may be subject although not a party.

9.2	REPRESENTATIONS BY AMBRX

AMBRX represents and warrants to HISUN the following as of the Effective Date:

(a)	the Licensed Intellectual Property Rights exist and are not invalid or unenforceable, in whole or in part;

(b)

it has not previously (i) assigned, transferred, conveyed or otherwise encumbered its right, title and/or interest in Licensed Intellectual Property Rights related to Collaboration [***] Bi-Specifics in the Territory, or (ii) granted any rights to any Third Parties, in either case that would conflict with the rights granted to HISUN hereunder;

(c)	to AMBRX’s best knowledge, it is the sole and exclusive owner or sole and exclusive licensee of Licensed Intellectual Property Rights related to Collaboration [***] Bi-Specifics in the Territory;

(d)

to AMBRX’s best knowledge, there are no claims, judgments or settlements against or owed by AMBRX and, no pending or threatened claims or litigation relating to Licensed Intellectual Property Rights in the Territory;

(e)

all necessary consents, approvals and authorizations of all regulatory authorities and other governmental authorities and other persons or entities required to be obtained by AMBRX in order to enter into this Agreement have been obtained or, with respect to such consents, approvals and authorizations of regulatory authorities or other governmental authorities that cannot be obtained before the Effective Date, will be obtained within sixty (60) days after the Effective Date;

(f)	both the AMBRX Existing Patent Rights and the AMBRX Know-How are

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permitted to be exported to China under applicable US laws to which it is subject, and none of it falls within the US export control categories for technologies that are restricted or prohibited from being exported;

(g)	AMBRX and its Affiliates will use HISUN’s funding solely for the purpose of the co-development in accordance with the terms of this Agreement and not for any other purpose; and

(h)

AMBRX and its Affiliates shall invest sufficient resources and funds and use Commercially Reasonable Efforts to assist HISUN to achieve HISUN Milestones so as to develop and commercialize Licensed Products in the Territory and support HISUN for grant application in side of territory.

9.3	REPRESENTATIONS BY HISUN. HISUN represents, warrants and covenants to AMBRX that:

9.3.1

All necessary consents, approvals and authorizations of all regulatory authorities and other governmental authorities and other persons or entities required to be obtained by HISUN in order to enter into this Agreement have been obtained or, with respect to such consents, approvals and authorizations of regulatory authorities or other governmental authorities that cannot be obtained before the Effective Date, will be obtained within [***] after the Effective Date;

9.3.2

Both the AMBRX Existing Patent Rights and the AMBRX Know-How are permitted to be imported into China under PRC law, and none of it falls within the PRC categories for technologies that are restricted or prohibited from being imported;

9.3.3

HISUN and its Affiliates will use the AMBRX Existing Patent Rights and AMBRX Know-How solely for the purpose of the development, use, manufacture or sale of the Licensed Products in the Territory strictly in accordance with the terms of this Agreement and not for any other purpose; and

9.3.4

HISUN and its Affiliates shall invest sufficient resources and funds and use Commercially Reasonable Efforts to achieve HISUN Milestones so as to develop and commercialize Licensed Products in the Territory.

9.4	MUTUAL REPRESENTATIONS AND WARRANTIES (ANTI-CORRUPTION). Each Party (the “Warrantor”) represents, warrants and covenants to the other Party that:

9.4.1	The Warrantor, its Affiliates, and its and their respective principals, owners, officers, directors, employees, agents, consultants, and joint venture

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partners, and any other party acting on behalf of Warrantor (collectively as “Warrantor Representatives”), have not and shall not offer, promise, provide, or accept any item of value (broadly meaning any monetary payment, such as fees or commissions, or nonmonetary benefit, such as employment opportunities, gifts, travel or entertainment), directly or indirectly, to or from any person in exchange for a business advantage;

9.4.2

All Warrantor Representatives shall abide by all applicable anti-bribery and corruption laws, including the United States Foreign Corrupt Practices Act of 1977 and any other international or local laws of a similar nature or having similar effect now existing or to be enacted in the future;

9.4.3

No principal, owner, officer, director, employee or agent of the Warrantor or its Affiliates is currently a “Government Official,” defined as: (a) an officer, agent or employee of a government; or (b) a candidate for government or political office;

9.4.4

No Government Official who is closely related to a Warrantor Representative has been or will be, directly or indirectly, involved in influencing, obtaining, or retaining business on behalf of Warrantor or fulfilling Warrantor’s obligations to the other Party under this Agreement;

9.4.5

No Warrantor Representative: (i) is listed on the Office of Foreign Assets Control’s (“OFAC”) “Specially Designated National and Blocked Person List” (“SDN List”) or otherwise subject to any sanction administered by OFAC (“U.S. Economic Sanctions”); (ii) is owned, controlled by or acting on behalf of, directly or indirectly, any person, entity, or government listed on the SDN List or otherwise subject to any U.S. Economic Sanction; (iii) has made sales to, contracted with, or otherwise engaged in any dealing or transaction with or for the benefit of any person, entity, or government listed on the SDN List or otherwise subject to any U.S. Economic Sanction during the previous five years; or (iv) has used, directly or indirectly, any corporate funds to contribute to or finance the activities of any person, entity, or government listed on the SDN List or otherwise subject to any U.S. Economic Sanction; and

9.4.6

Warrantor and its Affiliates(i) are in compliance in all material respects with all Applicable Laws relating to anti-money laundering, and (ii) are not and have not been part of any proceedings (nor is any such proceeding pending or threatened) with respect to any such laws.

ARTICLE 10

INDEMNIFICATION & INSURANCE

10.1	INDEMNIFICATION BY HISUN. HISUN hereby agrees to indemnify, hold harmless and defend AMBRX, its Affiliates and their respective officers, directors,

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agents, employees, successors and assigns against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to (i) the development, manufacture, use, sale or other disposition of Licensed Products by HISUN or its Affiliates or sublicensees under this Agreement, (ii) HISUN’s failure to perform its obligations under this Agreement by HISUN, its Affiliates or their respective officers, directors, agents or employees, (iii) the breach of any of HISUN’s covenants, representations or warranties under this Agreement, or (iv) the negligence or willful misconduct by HISUN, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement.

10.2

INDEMNIFICATION BY AMBRX. AMBRX hereby agrees to indemnify, hold harmless and defend HISUN, its Affiliates and their respective officers, directors, agents, employees, successors and assigns against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to (i) the development, manufacture, use, sale or other disposition of Licensed Products by AMBRX or its Affiliates or sublicensees under this Agreement; (ii) AMBRX’s failure to perform its obligations under this Agreement by AMBRX, its Affiliates or their respective officers, directors, agents or employees, (iii) the breach of any of AMBRX’s covenants, representations or warranties under this Agreement, or (iv) the negligence or willful misconduct by AMBRX, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement.

10.3

PROCEDURE. If a Party is seeking indemnification under Article 10 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to Article 10 as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Article 10 except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld.

10.4	INSURANCE.

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10.4.1

AMOUNT. Beginning with the First Commercial Sale of Licensed Product by HISUN or by an Affiliate, HISUN shall, at its sole cost and expense, procure and maintain commercial general liability insurance in accordance with the requirements of relevant laws in the Territory. During Clinical Trials of Licensed Products, HISUN shall, at its sole cost and expense, procure and maintain commercial general liability insurance in accordance with the requirements of relevant laws in the Territory. [***].

10.4.2	MAINTENANCE. HISUN shall maintain such commercial general liability insurance in accordance with the requirements of the laws of the Territory.

ARTICLE 11

TERM & TERMINATION

11.1

TERM. The Term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 11, shall continue in full force and effect until the expiration of the last-to-expire Royalty Term for any Licensed Product (the “Expiration”).

11.2	Effect of Expiration. Following the Expiration of this Agreement with respect to Licensed Products in the Territory pursuant to Section 11.1:

(a)	HISUN shall have the royalty-free, perpetual right to continue to make, have made, use, sell, offer for sale, have sold and export such Licensed Products in the Territory; and

(b)	the rights and licenses granted under Sections 3.1.1, 3.2, 3.4, 3.5 and 3.6 shall survive Expiration of this Agreement.

11.3	TERMINATION BY HISUN. HISUN may terminate this Agreement upon six (6) months prior written notice to AMBRX with or without cause.

11.4	TERMINATION FOR DEFAULT. Each Party shall have the right to terminate this Agreement, upon notice to the other Party, in the event that:

11.4.1

Such other Party materially defaults with respect to any of its material obligations under this Agreement and does not cure such default within sixty (60) days after the receipt of a notice from the non-breaching Party specifying the nature of, and requiring the remedy of, such default (or, if such default cannot be cured within such sixty (60)-day period, the breaching Party does not commence and diligently continue actions to cure same during such sixty (60)-day period);

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11.4.2

The other Party shall have: (i) voluntarily commenced any proceeding or filed any petition seeking relief under the bankruptcy, insolvency or other similar laws of any jurisdiction, (ii) applied for, or consented to, the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (iii) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (iv) made a general assignment for the benefit of creditors of all or substantially all of its assets, (v) admitted in writing its inability to pay all or substantially all of its debts as they become due, or (vi) taken corporate action for the purpose of effecting any of the foregoing; or

11.4.3

An involuntary proceeding shall have been commenced, or any involuntary petition shall have been filed, in a court of competent jurisdiction seeking: (i) relief in respect of the other Party, or of its property, under the bankruptcy, insolvency or similar laws of any jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property, or (iii) the winding-up or liquidation of such other Party; and, in each case, such proceeding or petition shall have continued undismissed for [***], or an order or decree approving or ordering any of the foregoing shall have continued unstayed, unappealed and in effect for [***].

11.5	EFFECT OF TERMINATION.

11.5.1

TERMINATION AND SURVIVAL OF RIGHTS. Upon termination of this Agreement by HISUN pursuant to Section 11.3 or by AMBRX pursuant to Section 11.4, (i) the rights and licenses granted to HISUN under Sections 3.1, 3.2 and 3.4 shall terminate, provided that HISUN’s economic interest in any Joint Development Technology or any Joint Improvements shall survive ; (ii) the rights and licenses granted to AMBRX under Sections 3.5 and 3.6 shall survive, and shall apply worldwide; and (iii) any existing HISUN agreements that contain a Sublicense shall terminate to the extent of such Sublicense; provided, however, that, for each sublicensee, upon termination of the Sublicense agreement with such sublicensee, if the sublicensee is not then in breach of its Sublicense agreement with HISUN such that HISUN would have the right to terminate such Sublicense, such sublicensee shall have the right to seek a license from AMBRX at AMBRX’s sole discretion.

11.5.2

NO RELEASE. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in

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equity which accrued or are based upon any event occurring prior to such termination.

11.5.3

RIGHTS TO SELL STOCK ON HAND. After the date of termination, HISUN and its Affiliates (a) may sell Licensed Products then in stock (b) may complete the production of Licensed Products then in the process of production and sell the same; provided that, in the case of both (a) and (b), HISUN shall pay the applicable royalties and payments to AMBRX in accordance with Article 6.

11.5.4

TRANSFER OF INFORMATION, MATERIALS AND REGULATORY FILINGS. Notwithstanding the foregoing, upon termination of this Agreement by either party pursuant to Section 11.4 or by HISUN pursuant to Section 11.3, HISUN shall promptly transfer and assign to AMBRX ownership of all preclinical data, Clinical Data, regulatory filings and any other information and materials as necessary for AMBRX, its Affiliate or successor to continue to develop and commercialize [***] Bi-Specific APIs or [***] Bi-Specific Products in the Territory to the extent permissible by Applicable Law; if such transfer and assignment is not legally permitted, HISUN shall provide AMBRX with the right to reference, cross-reference, review, have access to, incorporate and use all documents and other materials filed by or on behalf of HISUN and its Affiliates with any Regulatory Authority in furtherance of applications for Marketing Authorization in the Territory with respect to Licensed Products. AMBRX shall be entitled to freely and exclusively use and to grant others the right to use all such materials and documents delivered pursuant to this Section 11.5.4.

11.5.5

RETURN CONFIDENTIAL INFORMATION & MATERIALS. Upon any termination of this Agreement, each Party shall promptly return to the other Party all Confidential Information & Materials or Know How received from the other Party, except as reasonably required to exercise any surviving rights or licenses hereunder.

11.6	SURVIVAL.

11.6.1

Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. The rights of the Parties upon termination described in this Agreement shall not be exclusive of any other rights or claims at law or in equity that either Party may have against the other arising out of this Agreement.

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11.6.2

Termination, relinquishment or expiration of this Agreement shall not terminate each Party’s obligation to pay all royalties, milestone payments and other monetary obligations that may have accrued hereunder prior to such termination, and shall not terminate other rights and obligations expressed to survive termination. All of the Parties’ rights and obligations under Sections 3.7, 7.1, 7.2, 7.3, 7.4, 11.5, and 14.4, Article 1, Article 8, Article 10, Article 12, and Article 13 shall survive termination, relinquishment or expiration hereof.

11.7	REDUCTION OF ROYALTIES RECEIVED UPON MATERIAL BREACH

If a Party materially defaults with respect to any of its material obligations under this Agreement and does not cure such default within sixty (60) days after the receipt of a notice from the non-breaching Party specifying the nature of, and requiring the remedy of, such default, then for as long as the breaching Party remains in breach, the obligation of the non-breaching Party to pay royalties under this Agreement (in the case of HISUN, under Section 6.2, and in the case of AMBRX, under Section 6.5) shall be reduced by [***].

ARTICLE 12

LIMITATIONS OF LIABILITY

12.1

EXCLUSION OF DAMAGE. EXCEPT WITH RESPECT TO ARTICLES VIII (CONFIDENTIALITY), IX (REPRESENTATIONS AND WARRANTIES) AND X (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES INCURRED BY SUCH PARTY ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE TERMINATION HEREOF) INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

12.2	[***].

12.3	[***].

ARTICLE 13

DISPUTE RESOLUTION

13.1

JURISDICTION.    The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party

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wishes to pursue the matter, each such dispute, controversy or claim shall be settled by arbitration administered by the [***] in accordance with the [***] in force at the relevant time. The place of arbitration shall be [***]. The arbitration tribunal shall have three arbitrators, of which two shall be appointed by HISUN and AMBRX respectively and the third arbitrator, being the presiding arbitrator of the tribunal, shall be chosen by the other arbitrators or, if there is no agreement between the Party-appointed arbitrators, by the chairman of [***]. The arbitration proceedings shall be conducted in English and Chinese. The award of the arbitration tribunal shall be final and binding upon the parties.

13.2

EFFECT. The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute in accordance with Section 13.1.

ARTICLE 14

MISCELLANEOUS

14.1	FORCE MAJEURE

Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

14.2	ASSIGNMENT

Except as provided in this Section 14.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. Notwithstanding the foregoing, either Party may, without the other Party’s consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate; provided, however, that the assigning party must notify the other party at least twenty (20) days prior to completion of any such assignment. Further, each Party may assign this Agreement to any assignee of all or substantially all of such Party’s business or in the event of such Party’s merger, consolidation, acquisition or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement is binding upon the permitted successors and assigns of the Parties. Any attempted assignment not in accordance

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with this Section 14.2 shall be void.

14.3	SEVERABILITY

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.4	NOTICES

All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to AMBRX, to:	AMBRX, Inc.
10975 North Torrey Pines Road
La Jolla, CA 92037 USA
Attn: Office of General Counsel
Facsimile No.: + 1 (858) 453-9511

        With a copy to:

Latham Watkins
12670 High Bluff Drive
San Diego, CA 92130 USA
Attn: Faye Russell
Facsimile No.: + 1 (858) 523.5450

If to HISUN, to:	Zhejiang HISUN Pharmaceutical Co., Ltd.
46 Waisha Road, Jiaojiang District, Taizhou,
Zhejiang Province, China.
Attn: Mr. Hua Bai
Facsimile No.: 86 576 88827887

or to such other address(es) as the Party to whom notice is to be given may have

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furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch, if sent by internationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

14.5	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, without reference to any rules of conflict of laws or renvoi. The United Nations Convention on the Sale of Goods shall not apply to this Agreement.

14.6	ENTIRE AGREEMENT; AMENDMENTS

This Agreement together with the Exhibits hereto contains the entire understanding of the Parties with respect to the subject matter hereof, including the research program and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with regard to the subject matter hereof, including the research program and/or the licenses granted hereunder, are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

14.7	HEADINGS AND INTERPRETATION

The captions to the several Articles and Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) whenever any provision of this Agreement uses the term “including” (or “includes” or words of similar import), such term shall not be limiting and such term shall be deemed to mean “including without limitation” (or “includes without limitation”), (e) the word “or” shall not be construed as exclusive, and (f) references to any Articles or Sections include Sections and subsections that are part of the reference Article or section (e.g., a section numbered “Section 2.2.1” would be part of “Section 2.2.”, and references to “Article 2” or “Section 2.2.” would refer to material contained in the subsection described as “Section 2.2.2”).

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14.8	INDEPENDENT CONTRACTORS

It is expressly agreed that AMBRX and HISUN shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither AMBRX nor HISUN shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.9	WAIVER

The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise.

14.10	CUMULATIVE REMEDIES

No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.11	WAIVER OF RULE OF CONSTRUCTION

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.12	BUSINESS DAY REQUIREMENTS

In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring business day.

14.13	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a scanned copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

14.14	PRC REGULATORY MATTERS

HISUN shall be responsible for any and all PRC related regulatory approvals, registrations and/or filings in connection with performance of this Agreement, including without limitation registering this Agreement with the competent

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commission of commerce and providing a registration certificate to AMBRX [***] after execution of this Agreement. AMBRX shall provide to HISUN all necessary cooperation and assistance in this regard as HISUN may reasonably request from time to time. Before HISUN’s filing or submission of any reports or other documents with any PRC governmental authority or securities exchange, it shall provide copies of any such reports or documents to be filed or submitted to AMBRX for its prior consents; after regulatory approvals, registrations and/or filings are completed, HISUN shall provide a copy of relevant certificates to AMBRX immediately.

14.15	EXPORT LAWS

Notwithstanding anything to the contrary contained herein, all obligations of AMBRX and HISUN are subject to prior compliance with the export regulations of the United States and any other relevant country and such other laws and regulations in effect in the United States and/or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and any other relevant countries. AMBRX and HISUN shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

14.16	FURTHER ACTIONS

Each Party will execute, acknowledge and deliver such further instruments, and to do all such other ministerial, administrative or similar acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.17	NO THIRD PARTY RIGHTS

The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

14.18	EXPENSES

Except as otherwise specifically provided in this Agreement, each Party (and its Affiliates) shall bear its own costs and expenses in connection with entering into this Agreement and the consummation of the transactions and performance of its obligations contemplated hereby.

14.19	EXTENSION TO AFFILIATES

HISUN shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate

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to which this Agreement has been extended to the same extent as such terms and provisions apply to HISUN. HISUN shall remain fully liable for any acts or omissions of such Affiliates.

14.20	LANGUAGE

The official text of this Agreement is in the [***] language as written and spoken in the United States of America. Any text or version of this Agreement in another language, even if such text or version is made by translation or prepared by or executed by one or both of the Parties for a Party’s convenience shall not be binding and shall have no force or effect. Without limiting the foregoing, in the event of any conflict or inconsistency between the English text of this Agreement and any text or version of this Agreement in another language, the [***] text of this Agreement will prevail.

[Remainder of this page is left intentionally blank]

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IN WITNESS WHEREOF, the Parties have executed this Co-Development and License Agreement as of the Effective Date.

Zhejiang HISUN Pharmaceutical Co., Ltd.

By:
Name:
Title:

AMBRX, INC.

By:	/s/ Simon Allen
Name:	Simon Allen

Title:	Chief Business Officer

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Exhibit 1

AMBRX Existing Patent Rights

            [***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]		[***]

    [***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

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Exhibit 2

Joint Steering Committee

Initial Members:

     [***]

Initial Chairperson:

     [***]

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Exhibit 3

Work Plan

[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

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Exhibit 4

Mutually agreed joint press release

News Release

April XX, 2014

FOR IMMEDIATE RELEASE

Ambrx and Zhejiang Hisun Pharmaceutical to Collaborate on the

Development and Commercialization of Bispecifics for Cancer

SAN DIEGO and TAIZHOU CITY, China, April XX, 2014 – Ambrx, Inc. and Zhejiang Hisun Pharmaceutical Company Ltd. (SSE Code: 600267) today announced a collaboration for the development and commercialization of [***] bispecifics based on Ambrx technology for the treatment of cancer. Hisun will have commercial rights to the products in China, while Ambrx will retain commercial rights outside of China and will be entitled to receive royalties on sales of the products in China. Hisun will manufacture the product to cGMP standards for clinical and commercial supplies on a global basis.

“This is a milestone for our company and a significant opportunity for us with Hisun as we develop bispecifics using our technology platform,” said Lawson Macartney, Ph.D., Chief Executive Officer of Ambrx. “Hisun represents a strong strategic partner with the right regulatory and manufacturing expertise. We believe that this collaboration is additional validation of our technology platform and its potential for many clinical applications.”

Hua Bai, Chief Executive Officer and Chairman of Hisun commented, “We are excited to partner with Ambrx, a prominent biotechnology company with a robust technology platform for the development of bispecifics. This partnership will help Hisun to expand our pipeline and advance our position in the biopharmaceutical industry across the globe.”

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About Ambrx

Ambrx Inc. is a clinical stage biopharmaceutical company focused on discovering and developing first-in-class and best-in-class optimized protein therapeutics known as bio-conjugates. The company is developing ARX201, a long-acting growth hormone that has successfully completed Phase 2b clinical trials. Ambrx has entered into ADC collaborations with Merck, Astellas and Bristol-Myers Squibb, as well as collaborations to discover and develop products incorporating Ambrx technology with Bristol-Myers Squibb, Eli Lilly and other undisclosed companies. Ambrx is advancing a robust portfolio of product candidates that are optimized for efficacy, safety and ease of use in multiple therapeutic areas.

For additional information, visit www.ambrx.com

About Zhejiang Hisun Pharmaceutical Company Ltd.

Founded in 1956, the mission for Zhejiang Hisun Pharmaceuticals Co., Ltd. (stock code 600267) hereinafter called “Hisun” is to be persistent in pharmaceutical innovation for humans’ well-being. The company’s vision is to become a widely respected global pharmaceutical provider. It focuses on the integration of pharmaceutical research and development (R&D) with production resources in order to provide its global customers with outstanding products and services. To date, over 40 of the company’s products have passed certification by many regulatory agencies such as the FDA (U.S.), EDQM (EU), TGA (Australia) , and KFDA (Korea) and are sold to more than 30 countries worldwide.

Media Contact:

Ambrx	David Schull (212) 845-4271

david.schull@russopartnersllc.com

Hisun	Madam Zhang Wei Stock600267@hisunpharm.com

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